SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2007

U.S. CANADIAN MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-25523	33-08843633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5380 Valley View Ave, Suite F, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 433-8223

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective May 25, 2007, the Board of Directors of U.S. Canadian Minerals, Inc. received notice of the resignation of Ronald N. Silberstein, CPA, P.L.L.C., the Company’s independent auditor previously engaged to audit our financial statements.

The former principal accountant had issued an audit report for the calendar year ended December 31, 2004. The former principal accountant’s report on the financial statements for the year ended December 31, 2004 did not contain an adverse or disclaimer of opinion and was not modified as to scope or accounting principles.

The Company did not consult with Ronald N. Silberstein, CPA, PLLC on any matters regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. We have requested Ronald N. Silberstein, CPA, PLLC to furnish us with a letter addressed to the U.S. SEC stating whether Ronald N. Silberstein PLLC agrees with the above statements made by us.

As disclosed above, we report no disagreements with our former principal accountant as to matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

Section 9.01 - Financial Statements and Exhibits

Item 9.0     Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from Ronald N. Silberstein, C.P.A., P.L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Canadian Minerals, Inc.

/s/  Adam Jenn
Adam Jenn, President and
Chief Executive Officer

Date: May 27, 2007